Exhibit 2.1

Execution Version

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “First Amendment”) is made and entered into as of March 14, 2024 by and among Athersys, Inc., ABT Holding Company, Advanced Biotherapeutics, Inc., and ReGenesys, LLC, each of which is organized in the state of Delaware, and ReGenesys BVBA, a company organized in Belgium (collectively, “Sellers”) and HEALIOS K.K. (“Buyer” and together with Sellers, the “Parties”).

RECITALS

WHEREAS, the parties entered into that certain Asset Purchase Agreement, dated as of January 5, 2024 (the “Asset Purchase Agreement”);

WHEREAS, the parties desire to amend the Asset Purchase Agreement pursuant to the below terms (the Asset Purchase Agreement, as amended by the First Amendment and as may be further amended, restated or otherwise modified, the “Asset Purchase Agreement”). Capitalized terms used herein without definition shall have the same meanings as set forth in the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.	Section 2.1.1 of the Asset Purchase Agreement is hereby deleted and replaced with the following:

The consideration to be paid by Buyer to Sellers for the Purchased Assets (the “Purchase Price”) shall be an amount equal to Two Million Two Hundred and Fifty Thousand Dollars ($2,250,000.00) in the form of a credit bid as provided for in the DIP Facility plus the payment of any applicable cure costs for Assumed Contracts to the extent the assumption and assignment of such Assumed Contracts has been approved by the Bankruptcy Court (the “Cure Costs”).

2.

This First Amendment shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to any conflicts of law principles. Any action, claim, suit or proceeding arising out of, based upon or relating to this First Amendment or the transactions contemplated hereby shall be brought solely in the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court). Each Party hereby irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court) in respect of any action, claim, suit or proceeding arising out of, based upon or relating to this First Amendment or any of the rights and obligations arising hereunder, and agrees that it will not bring any action arising out of, based upon or related thereto in any other court; provided, however, that, if the Bankruptcy Cases are closed or dismissed, any action, claim, suit or proceeding arising out of, based upon or relating to this First Amendment or the transactions contemplated hereby shall be heard and determined solely in a state or federal court located in the state of Delaware and any state appellate court therefrom within the state of Delaware. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) BETWEEN THE PARTIES HERETO ARISING OUT OF, BASED UPON OR RELATING TO THIS FIRST AMENDMENT OR ANY OTHER TRANSACTION DOCUMENTS OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THEREOF.

3.

Subject to the provisions of Section 11.15 of the Asset Purchase Agreement, this First Amendment shall bind and inure to the benefit of the respective heirs, personal representatives, successors, and assigns of the Parties hereto.

4.

All terms and conditions of the Asset Purchase Agreement not amended by this First Amendment are hereby ratified and confirmed by Buyer and Sellers. This First Amendment is not intended by the Parties to be, and shall not be construed to be, a novation of the Asset Purchase Agreement or any obligation thereunder. To the extent there is conflict between this First Amendment and the Asset Purchase Agreement, this First Amendment shall govern.

5.

This First Amendment may be executed in counterparts. The Parties further agree that this Agreement may be executed by the exchange of email, facsimile or other electronic signature pages; provided that by doing so the Parties agree to undertake to provide original signatures as soon thereafter as reasonable in the circumstances.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment or caused this First Amendment to be duly executed by their duly authorized officers as of the date referenced above.

BUYER:

HEALIOS K.K.

By:/s/ Tadahisa "Hardy" Kagimoto

Name: Tadahisa "Hardy" Kagimoto

Title: Chairman & CEO

SELLERS:

Athersys, Inc.

By: /s/ Kasey Rosado

Name: Kasey Rosado

Title: Interim Chief Financial Officer

ABT Holding Company

By: /s/ Kasey Rosado

Name: Kasey Rosado

Title: Interim Chief Financial Officer

Advanced Biotherapeutics, Inc.

By: /s/ Kasey Rosado

Name: Kasey Rosado

Title: Interim Chief Financial Officer

ReGenesys LLC

By: /s/ Kasey Rosado

Name: Kasey Rosado

Title: Interim Chief Financial Officer

ReGenesys BVBA

By: /s/ Kasey Rosado

Name: Kasey Rosado

Title: Interim Chief Financial Officer